UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2022

Shockwave Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 28, 2022, the Compensation Committee of the Board of Directors (the “Board”) of Shockwave Medical, Inc. (the “Company”) approved a new form of separation pay agreement to be entered into with the Company’s executive officers and the amendment and restatement of the separation pay agreements that the Company previously entered into with its executive officers other than the Company’s Chief Executive Officer (the “Executive Officer Separation Pay Agreements”), including with Dan Puckett, the Company’s Chief Financial Officer, and Isaac Zacharias, the Company’s Chief Commercial Officer. On March 29, 2022, the Board approved the amendment and restatement of the separation pay agreement that the Company previously entered into with Doug Godshall, the Company’s President and Chief Executive Officer (the “Amended and Restated CEO Separation Pay Agreement” and together with the Executive Officer Separation Pay Agreements, the “Revised Agreements”). The Revised Agreements replace and supersede in their entirety the Company’s prior separation pay agreements (the “Prior Agreements”) entered into with each of Messrs. Godshall, Puckett and Zacharias, each a named executive officer of the Company (“NEO”), and include the changes summarized below.

The Revised Agreements (i) make certain changes to the definition of a “Change in Control” to align with peer practices and the definition of “Change in Control” under the Company’s 2019 Equity Incentive Plan; (ii) provide that in the event a payment to a NEO would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such payment will be reduced to the largest amount that would result in no portion of the payment being subject to the excise tax imposed by Section 4999 of the Code, but only if such reduction would result in the NEO receiving a greater amount on a net after-tax basis; and (iii) provide that the payments and benefits provided under such agreements are subject to any clawback or recoupment policy adopted by the Company. Moreover, Mr. Godshall’s Amended and Restated CEO Separation Pay Agreement amends his Prior Agreement to, consistent with Mr. Puckett’s and Mr. Zacharias’ Prior Agreements, provide that all unvested equity awards held by Mr. Godshall will become immediately vested and fully exercisable upon a qualifying termination that occurs within three months prior to or within 12 months following a Change in Control (as defined in the Revised Agreements).

The foregoing description of the Executive Officer Separation Pay Agreements and Amended and Restated CEO Separation Pay Agreement is a summary and is qualified in its entirety by reference to the full text of the agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2022	Shockwave Medical, Inc.

/s/ Dan Puckett
Dan Puckett
Chief Financial Officer